SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                -----------------

                                    FORM 8-A

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT
                        TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


BNY CAPITAL III
(Exact Name of Registrant as Specified in its Certificate of Trust)

Delaware                                                    13-7103736
(State of Incorporation or Organization)                    (I.R.S. Employer
                                                            Identification no.)

48 Wall Street
New York, New York                                          10286
(Address of Principal Executive Offices)                    (Zip Code)


THE BANK OF NEW YORK COMPANY, INC.
(Exact Name of Registrant as Specified in its Certificate of Incorporation)

New York                                                    13-2614959
(State of Incorporation or Organization)                    (I.R.S. Employer
                                                            Identification no.)

48 Wall Street
New York, New York                                          10286
(Address of Principal Executive Offices)                    (Zip Code)


If this form relates to the                If this form relates to the
registration of a class of debt            registration of a class of debt
securities and is effective upon           securities and is to become
filing pursuant to General                 effective simultaneously with the
Instruction A(c)(1) please check           effectiveness of a concurrent
the following box.  [  ]                   registration statement under the
                                           Securities Act of 1933 pursuant to
                                           General Instruction A(c)(2) please
                                           check the following box. [  ]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                Name of Each Exchange on Which
to be so Registered                Each Class is to be Registered
-------------------                -------------------------------

BNY Capital III                    New York Stock Exchange, Inc.
7.05% Preferred
Securities, Series D
(and the Guarantee
by The Bank of New
York Company, Inc.
with respect thereto)


Securities to be registered pursuant to Section 12(g) of the Act:

         None
         (Title of Class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The 7.05% Preferred Securities, Series D (the "Preferred
Securities") of BNY Capital III (the "Issuer Trust"), a statutory business trust created under the laws of Delaware, registered hereby represent undivided beneficial interests in the assets of the Issuer Trust and are guaranteed by The Bank of New York Company, Inc. (the "Corporation"), a New York corporation, to the extent set forth in the form of Guarantee Agreement (the "Guarantee") by and between the Corporation, as Guarantor, and The First National Bank of Chicago, as Guarantee Trustee, which is incorporated herein by reference to Exhibit 4(j) to the Registration Statement on Form S-3 (the "Registration Statement") of the Corporation and the Issuer Trust (File Nos. 333-40837 and 333-40837-01 through
03), filed with the Securities and Exchange Commission on December 17, 1997. The particular terms of the Preferred Securities and the Guarantee are described in the preliminary prospectus (the "Prospectus") which forms a part of the Registration Statement. The Prospectus and the Guarantee are incorporated by reference herein as set forth in Item 2 below. Such Prospectus as may hereafter be amended and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.


ITEM 2.   EXHIBITS.

Exhibit
-------
4(a)     Certificate of Trust of BNY Capital III (incorporated by reference to
         Exhibit 4(b) to the Registration Statement).
4(b)     Trust Agreement of BNY Capital III (incorporated by reference to
         Exhibit 4(c) to the Registration Statement).
4(c) Form of Amended and Restated Trust Agreement of BNY Capital III (incorporated by reference to Exhibit 4(h) to the Registration Statement).
4(d)     Form of Preferred Security Certificate (included as Exhibit E to
         Exhibit 4(h) to the Registration Statement and incorporated by reference to such Exhibit in the Registration Statement).
4(e) Form of Guarantee Agreement between The Bank of New York Company, Inc., as Guarantor, and The First National Bank of Chicago, as Guarantee Trustee (incorporated by reference to Exhibit 4(j) to the Registration Statement).
4(f) Form of Junior Subordinated Indenture between The Bank of New York Company, Inc. and The First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 4(a) to the Registration Statement).
99 Preliminary Prospectus pertaining to the offer and sale of the Preferred Securities, which forms a part of, and is incorporated by reference to, the Registration Statement.

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                 BNY CAPITAL III

                                 By: The Bank of New York Company, Inc.,
                                     as Depositor


Date:  March 26, 1998            By: /s/ Robert E. Keilman
                                     Name:  Robert E. Keilman
                                     Title: Comptroller


                                 THE BANK OF NEW YORK COMPANY, INC.


Date:  March 26, 1998            By: /s/ Robert E. Keilman
                                     Name:  Robert E. Keilman
                                     Title: Comptroller